Exhibit 16.1

October 30, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by FactSet Research Systems Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of Item 9 of the Annual Report on Form 10-K of FactSet Research Systems Inc. for the year ended August 31, 2013. We agree with the statements concerning our Firm under Item 9 in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Atlantic Street, Stamford, CT 06901
T: (203) 539 3000, F: (813) 207 3999, www.pwc.com/us